Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8- of AN2 Therapeutics, Inc. of our report dated March 4, 2022, except for the effects of the forward stock split discussed in Note 2 to the financial statements as to which the date is March 21, 2022, relating to the financial statements of AN2 Therapeutics, Inc. which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-263295).

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 28,2022